AMENDMENT NO. 4

TO

FINANCING AGREEMENT

THIS AMENDMENT NO. 4 (this ‘‘Amendment No. 4’’) is entered into as of March 5, 2007, by and among G-III Leather Fashions, Inc., a New York corporation (‘‘G-III Inc.’’), J. Percy for Marvin Richards, Ltd., a New York corporation (‘‘JPMR’’), CK Outerwear, LLC, a New York limited liability company (‘‘CKO’’, and together with G-III and JPMR, individually a ‘‘Company’’ and collectively, the ‘‘Companies’’), The CIT Group/Commercial Services, Inc., a New York corporation (‘‘CIT’’), the various other financial institutions named herein or which hereafter become a party to the Financing Agreement (as hereafter defined) (together with CIT, each a ‘‘Lender’’ and collectively, ‘‘Lenders’’), and CIT as agent for Lenders (CIT, in such capacity, ‘‘Agent’’).

BACKGROUND

The Companies, Agent and Lenders are parties to a Financing Agreement, dated as of July 11, 2005 (as amended by letter agreement dated as of August 1, 2005, Amendment No. 2 to Financing Agreement dated as of February 24, 2006, Amendment No. 3 to Financing Agreement dated as of July 26, 2006 and as the same may be further amended, restated, modified and/or supplemented from time to time, the ‘‘Financing Agreement’’) pursuant to which Agent and Lenders provide the Companies with certain financial accommodations.

The Companies have requested Agent and Lenders to amend certain of the terms of the Financing Agreement which relate to the financial covenants. Agent and Lenders have agreed to amend the Financing Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions.    All capitalized terms not otherwise defined herein shall have the meanings given to them in the Financing Agreement.

2.    Amendments to Financing Agreement.    Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Financing Agreement is hereby amended as follows:

(a)    The definition of ‘‘Applicable Margin’’ appearing in Section 1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘Applicable Margin shall mean, (x) for the period commencing on the Closing Date and continuing through March 31, 2007, with respect to (a) the Revolving Loans, zero% for Chase Bank Rate Loans and 2.25% for LIBOR Loans, (b) the Term Loan, 1.00% for Chase Bank Rate Loans and 3.25% for LIBOR Loans, (c) standby Letters of Credit, 1.50%, (d) documentary Letters of Credit, 0.125%, or (e) Bankers Acceptances, Airway Releases and Steamship Guaranties, CIT’s discount rate plus 2.50% and (y) for the period commencing on April 1, 2007 and continuing thereafter until all Obligations have been satisfied in full, with respect to (a) the Revolving Loans, minus 0.25% for Chase Bank Rate Loans and 2.00% for LIBOR Loans, (b) the Term Loan, 0.75% for Chase Bank Rate Loans and 3.00% for LIBOR Loans, (c) standby Letters of Credit, 1.50%, (d) documentary Letters of Credit, 0.125%, or (e) Bankers Acceptances, Airway Releases and Steamship Guaranties, CIT’s discount rate plus 2.50%.’’

(b)    The definition of ‘‘Effective Net Worth’’ appearing in Section 1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘Effective Net Worth shall mean, at any time, Net Worth plus subordinated Indebtedness of the Parent and its Subsidiaries, the terms of which are acceptable to Agent in its sole discretion, minus the sum of (x) good will and other intangible assets (each determined in accordance with GAAP) and (y) the aggregate amount of all Accounts due from Affiliates.’’

(c)    The definition of ‘‘Other Permitted Investments’’ appearing in Section 1 of the Financing Agreement is hereby amended by deleting the word ‘‘and’’ in subsection (vii) and inserting the following new subsection (ix) immediately after subsection (viii):

‘‘(ix) (a) shares of common stock of any publicly traded company having a market capitalization of no less than $500,000,000, in an aggregate amount at any time not to exceed $5,000,000 or (b) shares of common stock of any publicly traded company having a market capitalization of less than $500,000,000, in an aggregate amount at any time not to exceed $3,000,000.’’

(d)    The definition of ‘‘Permitted Distributions’’ appearing in Section 1 of the Financing Agreement is hereby amended by deleting the clause ‘‘; and provided, further, that any distributions in excess of $1,500,000 in the aggregate during the term of this Agreement and permitted under this clause (d) shall be a redemption of capital stock of Parent’’ appearing at the end of clause (d).

(e)    The definition of the ‘‘Revolving Line of Credit’’ appearing in Section 1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘Revolving Line of Credit shall mean the Commitments of the Lenders to make Revolving Loans pursuant to Section 3 of this Financing Agreement and assist the Companies in opening Letters of Credit, Bankers Acceptances, Steamship Guarantees and Airway Releases pursuant to Section 5 of this Financing Agreement, in an aggregate amount equal to the following amounts during the following periods:

Period	Revolving Line of Credit
Closing Date through and including July 31, 2005	$140,000,000
August 1, 2005 through and including August 31, 2005	$165,000,000
September 1, 2005 through and including September 30, 2005	$165,000,000
October 1, 2005 through and including October 31, 2005	$165,000,000
November 1, 2005 through and including November 30, 2005	$165,000,000
December 1, 2005 through and including December 31, 2005	$105,000,000
January 1, 2006 through and including January 31, 2006	$70,000,000
February 1, 2006 through and including February 28, 2006	$45,000,000
March 1, 2006 through and including March 31, 2006	$45,000,000
April 1, 2006 through and including April 30, 2006	$45,000,000
May 1, 2006 through and including May 31, 2006	$65,000,000
June 1, 2006 through and including June 30, 2006	$100,000,000
July 1, 2006 through and including July 31, 2006	$145,000,000
August 1, 2006 through and including August 31, 2006	$165,000,000
September 1, 2006 through and including September 30, 2006	$165,000,000
October 1, 2006 through and including October 31, 2006	$165,000,000
November 1, 2006 through and including November 30, 2006	$165,000,000
December 1, 2006 through and including December 31, 2006	$115,000,000
January 1, 2007 through and including January 31, 2007	$75,000,000
February 1, 2007 through and including April 30, 2007	$45,000,000
May 1, 2007 through and including May 31, 2007	$65,000,000
June 1, 2007 through and including June 30, 2007	$100,000,000
July 1, 2007 through and including July 31, 2007	$145,000,000
August 1, 2007 through and including August 31, 2007	$165,000,000
September 1, 2007 through and including September 30, 2007	$165,000,000
October 1, 2007 through and including October 31, 2007	$165,000,000
November 1, 2007 through and including November 30, 2007	$165,000,000
December 1, 2007 through and including December 31, 2007	$115,000,000
January 1, 2008 through and including January 31, 2008	$75,000,000
February 1, 2008 through and including April 30, 2008	$45,000,000

With respect to the period subsequent to April 30, 2008, the Revolving Line of Credit shall be determined for all subsequent periods through the Termination Date by Agent, each of the Lenders and the Companies based upon the projections and unaudited (or, if available, audited) financial statements of Parent and its consolidated Subsidiaries for the fiscal year ending January 31, 2009 (delivered pursuant to Section 7.2(h)), but in no event shall the periods be of different durations or the amounts be less than the amounts for the periods corresponding to the periods set forth above for the prior year unless the Agent determines (in its reasonable discretion) that such periods and amounts warrant adjustment based upon such projections or unaudited (or, if available, audited) financial statements or other information as Agent shall reasonably determine. The determination of the Revolving Line of Credit shall become effective after receipt and satisfactory review by the Agent of the unaudited (or, if available, audited) financial statements for the fiscal year ending January 31, 2009.

In the event of a Permitted Acquisition, the Revolving Line of Credit shall be increased dollar for dollar by the cash component of the consideration for the Permitted Acquisition; provided, however, that if after giving effect to any such increase the Revolving Line of Credit exceeds the sum of $165,000,000 the Companies shall execute and deliver to the Agent, for the benefit of each of the Lenders, such additional Promissory Notes as the Agent shall then request to reflect the increased Revolving Line of Credit, together with such resolutions, lien searches, opinions of counsel and other documents and instruments as the Agent may then reasonably request.’’

(f)    The definition of the ‘‘Supplemental Amount’’ appearing in Section 1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘Supplemental Amount shall mean the following amounts during the following time periods (in each case, minus all Supplemental Amount Reductions):

Period	Supplemental Amount
Closing Date through and including July 31, 2005	$35,000,000
August 1, 2005 through and including September 15, 2005	$35,000,000
September 16, 2005 through and including October 15, 2005	$15,000,000
October 16, 2005 through and including April 30, 2006	$0
May 1, 2006 through and including May 31, 2006	$20,000,000
June 1, 2006 through and including June 30, 2006	$35,000,000
July 1, 2006 through and including July 31, 2006	$35,000,000
August 1, 2006 through and including September 15, 2006	$35,000,000
September 16, 2006 through and including October 15, 2006	$15,000,000
October 16, 2006 through and including April 30, 2007	$0
May 1, 2007 through and including May 31, 2007	$15,000,000
June 1, 2007 through and including June 30, 2007	$17,000,000
July 1, 2007 through and including July 31, 2007	$10,000,000
August 1, 2007 through and including September 15, 2007	$10,000,000
September 16, 2007 through and including October 15, 2007	$10,000,000
October 16, 2007 through and including the Termination Date	$0

In the event of a Permitted Acquisition, the Supplemental Amount shall be increased for each period set forth above, dollar for dollar, by (i) the cash component of the consideration of the Permitted Acquisition and (ii) the amount of any Permitted Distributions distributed prior to the periods listed above; provided, however, that in no event shall such increase in the Supplemental Amount (x) exceed the sum of $15,000,000 in the aggregate with respect to all Permitted Acquisitions and Permitted Distributions or (y) be effective at any time when the Supplemental Amount for such period as listed above is $0.’’

(g)    Definitions for the new terms ‘‘Amendment No. 4’’ and ‘‘Amendment No. 4 Closing Date’’ are inserted into Section 1 of the Financing Agreement as follows:

‘‘Amendment No. 4 shall mean Amendment No. 4 to this Financing Agreement, dated as of March 5, 2007.’’

‘‘Amendment No. 4 Closing Date shall mean March 5, 2007.’’

(h)    Subsections (a), (b), (c) and (d) of Section 7.3 of the Financing Agreement are hereby amended and restated in their entireties as follows:

‘‘(a)    Effective Net Worth. Maintain as of the end of each fiscal quarter Effective Net Worth in an amount of not less than: (i) actual Effective Net Worth of the Companies for the fiscal quarter ending January 31, 2007, plus (ii) the net proceeds of any public offering received by the Companies subsequent to January 31, 2007, plus or minus, as applicable, (iii) (w) for the fiscal quarter ending April 30, 2007, minus the sum of $7,180,000, (x) for the two fiscal quarters ending July 31, 2007, minus the sum of $8,302,000, (y) for the three fiscal quarters ending October 31, 2007, plus the sum of $12,915,000 and (z) for the four fiscal quarters ending January 31, 2008, plus the sum of $14,328,000, minus (iv) Permitted Distributions distributed subsequent to January 31, 2007, minus (v) the sum of $7,000,000, minus (vi) an amount equal to all good will and other intangible assets (each determined in accordance with GAAP) attributable to Permitted Acquisitions during such fiscal period which was subtracted in the calculation of Effective Net Worth and the respective amounts for the end of each fiscal quarter subsequent to January 31, 2008 shall be determined by the Agent, the Required Lenders and the Companies based on the projected financial statements and cash flows of Parent and its consolidated Subsidiaries (the ‘‘Projections’’) for the fiscal year ending January 31, 2009, respectively (in each case delivered pursuant to Section 7.2(h)(iv)), after receipt and satisfactory review by the Agent of the respective Projections, but in no event shall Effective Net Worth be tested other than at the end of each fiscal quarter, or the required amounts be less than $55,000,000, unless the Agent determines (in its reasonable discretion) that such minimum amounts warrant downward adjustment based upon the applicable Projections or other information as Agent shall reasonably determine.’’

‘‘(b)    EBITDA. Not permit trailing twelve month EBITDA as of the end of each fiscal quarter set forth below to be less than the following for the applicable test period:

Twelve Months Ending	EBITDA
October 31, 2006	$18,000,000
January 31, 2007	$21,000,000
April 30, 2007	$26,000,000
July 31, 2007	$27,000,000
October 31, 2007	$25,700,000
January 31, 2008	$27,000,000

and the respective amounts for each twelve month period subsequent to January 31, 2008 shall be determined by the Agent, the Required Lenders and the Companies based on the Projections of Parent and its consolidated Subsidiaries for the fiscal year ending January 31, 2009 (delivered pursuant to Section 7.2(h)(iv)), after receipt and satisfactory review by the Agent of the respective Projections, but in no event shall the periods be of other than twelve (12) months in duration, or the amounts be less than $15,000,000, unless the Agent determines (in its reasonable discretion) that such minimum amounts warrant downward adjustment based upon such Projections or other information as Agent shall reasonably determine.’’

‘‘(c)    Fixed Charge Coverage.    Maintain a Fixed Charge Coverage Ratio, calculated for each of the periods set forth below, of not less than the following for the applicable test period:

Fiscal Period	Ratio
3 months ending October 31, 2005	1.35 to 1.00
6 months ending January 31, 2006	1.30 to 1.00
9 months ending April 30, 2006	1.05 to 1.00
12 months ending July 31, 2006	0.85 to 1.00
12 months ending October 31, 2006	1.00 to 1.00
12 months ending January 31, 2007	1.00 to 1.00
12 months ending April 30, 2007	1.00 to 1.00
12 months ending July 31, 2007	1.00 to 1.00
12 months ending October 31, 2007	1.00 to 1.00
12 months ending January 31, 2008	1.00 to 1.00

and the respective amounts for each period subsequent to January 31, 2008 shall be determined by the Agent, the Required Lenders and the Companies based on the Projections of Parent and its consolidated Subsidiaries for the fiscal year ending January 31, 2009 (delivered pursuant to Section 7.2(h)(iv)), after receipt and satisfactory review by the Agent of the respective Projections. Notwithstanding the foregoing, if the actual Fixed Charge Coverage Ratio with respect to any period listed above is below 1.00 to 1.00, but not less than 0.90 to 1.00, the Companies will be considered in compliance with the Fixed Charge Coverage Ratio covenant if the Companies have more than $10,000,000 in Net Availability, not including the Supplemental Amount, as of the end of the applicable test period.’’

‘‘(d)    Capital Expenditures.    Not contract for, purchase, make expenditures for, lease pursuant to a Capitalized Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year of the Companies in the aggregate amount in excess of $5,000,000; provided, however, that Capital Expenditures of up to an aggregate amount of $5,000,000 may be incurred during the term of this Agreement in connection with warehouse and showroom construction and renovation in addition to the annual permitted amount.’’

(i)    Section 7.4(g) of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘(g)    Investments.    (i) Create any new subsidiary, or (ii) make any advance or loan to, or any investment in, any firm, entity, person or corporation other than Permitted Intercompany Loans and Other Permitted Investments, or (iii) acquire any assets of (other than purchases of Inventory in the ordinary course of business), or any capital stock or any equity interests in, any firm, entity or corporation, other than current investments of such Company, any Guarantor and any subsidiary of such Company, as the case may be, in existing subsidiaries of such entities; provided, however that the Companies may consummate a ‘‘Permitted Acquisition,’’ which shall mean any acquisition of assets, capital stock or other equity interests of any firm, entity, person or corporation engaged in any retail or wholesale consumer products business and/or related services business, subject to the following conditions:

(i)    the aggregate consideration in respect of all acquisitions contemplated by this clause (g) shall not exceed (x) the sum of (A) $15,000,000 in cash (whether payable on or prior to the closing thereof or at any time thereafter through and including the Termination Date, but excluding any contingent ‘‘earn out’’ payments relating to such Permitted Acquisition) minus (B) the aggregate amount of any Permitted Distributions distributed during the term of this Agreement (reduced, but not below zero, by the net proceeds of any public offering received by the Companies subsequent to January 31, 2007), plus (y) an amount equal to $10,000,000 payable in the form of additional capital stock of Parent issued to the applicable seller in connection with such acquisition;

(ii)    the relevant Company shall give the Agent and the Lenders not less than one (1) Business Day prior written notice of its intention to make a Permitted Acquisition, such notice (A) to include the proposed amounts, date and form of the proposed Permitted Acquisition, a reasonable description of the assets or stock to be acquired and the location of the relevant assets and (B) to be accompanied by a certificate executed by the chief executive officer, president, chief operating officer or chief financial officer of the relevant Company to the effect that: (1) as of the effective date of the Permitted Acquisition, no Default or Event of Default under this Agreement shall exist or would exist after giving effect to the action intended to be taken by the relevant Company as described in such certificate, including, without limitation, that the covenants set forth in Section 7.3 would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent and the Lenders, of such compliance, and (2) the representations and warranties contained in this Agreement are true and correct with the same effect as though such representations and warranties were made on the date of such Permitted Acquisition, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a material adverse effect on the business, operations or financial conditions of the relevant Company;

(iii)    concurrently with the making of a Permitted Acquisition, the relevant Company shall, as additional collateral security for the Obligations, grant to the Agent, for the ratable benefit of the Agent and the Lenders, prior liens on and security interests in all of its right, title and interest in and to any of the acquired stock and assets, by the execution and delivery to the Agent of such agreements, instruments and documents as shall be satisfactory in form and substance to the Agent; and

(iv)    the Companies shall not make any acquisition at any time during which an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition.

The parties hereto acknowledge and agree that the Agent may impose limitations upon the inclusion in the Borrowing Base of any assets acquired in a Permitted Acquisition.

(j)    Section 7.4(k) of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘Retail Stores.    Open any additional retail stores during the period from the date hereof through the Termination Date; provided however, that the Companies may open full time stores so long as not more than four (4) such stores are open at any time.’’

(k)    Section 10.1(k) of the Financing Agreement is hereby amended and restated in its entirety as follows:

‘‘(k)    Morris Goldfarb (or, in the event of his death, his estate, legal representative or heirs) shall at any time beneficially own less than 15% in the aggregate of all of the issued and outstanding shares of capital stock of the Parent having ordinary voting rights for the election of directors;’’

3.    Conditions of Effectiveness.    This Amendment No. 4 shall become effective as of the date upon which Agent shall have received nine (9) copies of this Amendment No. 4 duly executed by the Companies, Agent and Lenders, and consented to by each Guarantor.

4.    Representations and Warranties.    Each of the Companies hereby represents, warrants and covenants as follows:

(a)    This Amendment No. 4 and the Loan Documents are and shall continue to be legal, valid and binding obligations of each of the Companies and Guarantors, respectively, and are enforceable against each Company and each Guarantor in accordance with their respective terms.

(b)    Upon the effectiveness of this Amendment No. 4, each Company and each Guarantor hereby reaffirms all covenants, representations and warranties made in the Loan Documents and agree that all such covenants, representations and warranties shall be deemed to have been remade and are true and correct in all material respects as of the Amendment No. 4 Closing Date, after giving effect to this Amendment No. 4; provided, however, that the information contained in the Schedules attached to the Financing Agreement continues to be true, correct and complete as of the Closing Date, and there have been no changes to such matters as of the Amendment No. 4 Closing Date except to the extent any such change would not have a Material Adverse Effect, constitute a Default or Event or Default, or otherwise require notice to the Agent in accordance with the terms of the Financing Agreement.

(c)    Each Company and each Guarantor has the corporate and/or limited liability company power, and has been duly authorized by all requisite corporate and/or limited liability company action, to execute and deliver this Amendment No. 4 and to perform its obligations hereunder. This Amendment No. 4 has been duly executed and delivered by each Company and consented to by each Guarantor.

(d)    No Company or Guarantor has any defense, counterclaim or offset with respect to the Loan Documents.

(e)    The Loan Documents are in full force and effect, and are hereby ratified and confirmed.

(f)    The recitals set forth in the Background section above are truthful and accurate and are an operative part of this Amendment No. 4.

(g)    Agent and Lenders have and will continue to have a valid first priority lien and security interest in all Collateral except (as to priority) for liens expressly permitted to have priority under the Financing Agreement, and each Company and each Guarantor expressly reaffirms all guarantees, security interests and liens granted to Agent and Lenders pursuant to the Loan Documents.

(h)    No Defaults or Events of Default are in existence.

5.    Effect of Agreement.

(a)    Except as specifically amended herein, the Financing Agreement, and all other documents, instruments and agreements executed and/or delivered under or in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(b)    The execution, delivery and effectiveness of this Amendment No. 4 shall not operate as a waiver of any right, power or remedy of Agent or any Lender, or, except as specifically provided herein, constitute a waiver of any provision of the Financing Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.    Reaffirmation.    Each Company hereby acknowledges and agrees that (a) the principal amount of the Term Loan outstanding on the Amendment No. 4 Closing Date is $21,750,000, (b) the aggregate principal amount of the Revolving Loans outstanding on the Amendment No. 4 Closing Date is zero, (c) the aggregate principal amount of the Letters of Credit, Bankers Acceptances, Steamship Guaranties and Airway Releases outstanding on the Amendment No. 4 Closing Date is $5,092,603 and (d) the amounts referred to in the foregoing clauses (a), (b) and (c) are enforceable obligations of the Companies payable to Agent and the Lenders pursuant to the provisions of the Financing Agreement and the other Loan Documents without any deduction, offset, defense or counterclaim.

7.    Release.    Each Company and Guarantor hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Companies and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, Agent and the Lenders wish (and the Companies and Guarantors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agent’s and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Company and each Guarantor (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the ‘‘Releasors’’) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the ‘‘Released Parties’’) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment No. 4 Closing Date arising out of, connected with or related in any way to this Amendment No. 4, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Company or any Guarantor, or the making of any Loan or other advance, or the management of such Loan or advance or the Collateral.

8.    Governing Law.    This Amendment No. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9.    Headings.    Section headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose.

10.    Counterparts; Facsimile.    This Amendment No. 4 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission, or in ‘‘pdf’’ format circulated by electronic means, shall be deemed to be an original signature hereto.

[remainder of page intentionally left blank]

[signature pages follow]

IN WITNESS WHEREOF, this Amendment No. 4 to Financing Agreement has been duly executed as of the day and year first written above.

G-III LEATHER FASHIONS, INC.
By: /s/ Wayne S. Miller

Name: Wayne S. Miller Title: Senior Vice President
J. PERCY FOR MARVIN RICHARDS, LTD.
By: /s/ Wayne S. Miller

Name: Wayne S. Miller Title: Vice President
CK OUTERWEAR, LLC
By: /s/ Wayne S. Miller

Name: Wayne S. Miller Title: Vice President
THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent and Lender
By: /s/ Edward J. Ahearn

Name: Edward J. Ahearn Title: Senior Vice President
Revolving Credit Commitment $48,541,312 Revolving Credit Pro Rata Percentage: 29.4190% Term Loan Commitment $3,938,185 Term Loan Pro Rata Percentage: 18.1066%
[signatures continued on succeeding page]

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
By: /s/ Michael P. Behuniak

Name: Michael P. Behuniak Title: Vice President
Revolving Credit Commitment $26,654,260 Revolving Credit Pro Rata Percentage: 16.1541% Term Loan Commitment $3,864,888 Term Loan Pro Rata Percentage: 17.7696%
WEBSTER BUSINESS CREDIT, as Lender
By: /s/ Joseph Zautra

Name: Joseph Zautra Title: Senior Vice President
Revolving Credit Commitment $11,276,884 Revolving Credit Pro Rata Percentage: 6.8345% Term Loan Commitment $1,486,439 Term Loan Pro Rata Percentage: 6.8342%
COMMERCE BANK, N.A., as Lender
By: /s/ Robert G. Maichin

Name: Robert G. Maichin Title: Vice President
Revolving Credit Commitment $15,992,556 Revolving Credit Pro Rata Percentage: 9.6925% Term Loan Commitment $3,864,888 Term Loan Pro Rata Percentage: 17.7696%
[signatures continued on succeeding page]

BANK LEUMI USA, as Lender
By: /s/ John Koenigsberg

Name: John Koenigsberg Title: First Vice President
By: /s/ Iris Steinhardt

Name: Iris Steinhardt Title: Vice President
Revolving Credit Commitment $13,327,130 Revolving Credit Pro Rata Percentage: 8.0770% Term Loan Commitment $1,757,748 Term Loan Pro Rata Percentage: 8.0816%
ISRAEL DISCOUNT BANK OF NEW YORK, as Lender
By: /s/ Juan C. Zaino

Name: Juan C. Zaino Title: First Vice President
By: /s/ Dina Tourloukis

Name: Dina Tourloukis Title: Assistant Vice President
Revolving Credit Commitment $26,654,260 Revolving Credit Pro Rata Percentage: 16.1541% Term Loan Commitment $3,864,888 Term Loan Pro Rata Percentage: 17.7696%
[signatures continued on succeeding page]

JPMORGAN CHASE BANK, N.A., as Lender
By: /s/ Joseph J. Nastri

Name: Joseph J. Nastri Title: Senior Vice President
Revolving Credit Commitment $9,021,433 Revolving Credit Pro Rata Percentage: 5.4675% Term Loan Commitment $1,189,181 Term Loan Pro Rata Percentage: 5.4675%
SIGNATURE BANK, as Lender
By: /s/ R. David Pontius

Name: R. David Pontius Title: Senior Vice President
Revolving Credit Commitment $13,532,165 Revolving Credit Pro Rata Percentage: 8.2013% Term Loan Commitment $1,783,783 Term Loan Pro Rata Percentage: 8.2013%

The foregoing Amendment No. 4
is hereby acknowledged
and consented to:

G-III APPAREL GROUP, LTD.

By: /s/ Neal S. Nackman

Name: Neal S. Nackman Title: Chief Financial Officer

G-III RETAIL OUTLETS INC.

By: /s/ Neal S. Nackman

Name: Neal S. Nackman Title: Vice President – Finance

G-III LICENSE COMPANY LLC

By: /s/ Neal S. Nackman

Name: Neal S. Nackman Title: Chief Financial Officer

G-III BRANDS, LTD.

By: /s/ Neal S. Nackman

Name: Neal S. Nackman Title: Vice President – Finance